Exhibit 99.1

Company Contact:
BK Technologies Corporation
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports Fourth Quarter and Twelve Months 2019 Results

WEST MELBOURNE, Florida – March 4, 2020 – BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the fourth quarter and twelve months ended December 31, 2019.

For the fourth quarter ended December 31, 2019, revenues totaled approximately $7.4 million, compared with approximately $10.7 million for the fourth quarter last year. The operating loss for the fourth quarter 2019 totaled approximately $2.4 million, compared with approximately $531,000 for the fourth quarter last year. The net loss for the fourth quarter of 2019 was approximately $1.3 million, or $0.10 per basic and diluted share, compared with approximately $1.3 million, or $0.10 per basic and diluted share, for the same quarter last year.

Net loss for the fourth quarter 2019 includes unrealized gains on investments in securities totaling approximately $530,000, compared with losses of approximately $1.3 million for the same quarter last year.

The Company had approximately $14.5 million in working capital as of December 31, 2019, of which $8.6 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $21.0 million as of December 31, 2018, of which $17.0 million was comprised of cash, cash equivalents and trade receivables. As of December 31, 2019 net inventories totaled approximately $13.5 million, compared with approximately $11.5 million at the end of 2018. The increase was attributed primarily to finished goods and work-in-process inventories as sales decreased from the preceding year. With improved sales and adjusted manufacturing volumes, inventories have been reduced during the first two months of 2020.

Tim Vitou, BK’s President, commented, “We encountered a challenging sales landscape during the fourth quarter of 2019, as some of our established federal customers were slow executing orders for new equipment, several of which were received, and announced, after year-end in January 2020. Late in the fourth quarter, however, we received an order from a new California-based customer, which was also previously announced. For the full year, sales were impacted by the deferral until 2020 of anticipated orders from certain state and international customers, as well as the U.S. federal government shutdown in the first quarter of 2019.”

Mr. Vitou continued, “Looking beyond last year, we believe our future is promising. Product development initiatives have made strides under the guidance of BK’s new Chief Technology Officer, Dr. Branko Avanic, and we are excited about the initial growth of our new internal engineering team with extensive and proven experience in the development of successful land mobile radio products. These new products are envisioned to have features and functionality that we believe should increase our addressable markets and drive sales growth. While these development efforts have taken longer than originally anticipated, we believe the initial product model will be complete during the first half of this year with others to follow later.”

For the year ended December 31, 2019, sales totaled approximately $40.1 million, compared with approximately $49.4 million for the prior year. The operating loss for 2019 totaled approximately $4.4 million, compared with operating income of approximately $2.4 million last year. The net loss for the year ended December 31, 2019 totaled approximately $2.6 million, or $0.21 per basic and diluted share, compared with $195,000, or $0.01 per basic and diluted share last year.

The financial results for the year ended December 31, 2019 include unrealized gains on investment in securities totaling approximately $716,000, compared with realized and unrealized losses of approximately $2.7 million for the prior year.

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Thursday, March 5, 2020. Shareholders and other interested parties may participate in the conference call by dialing 844-602-0380 (international/local participants dial 862-298-0970) and asking to be connected to the “BK Technologies Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 5, 2020. The call will also be webcast at http://www.bktechnologies.com. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until March 16, 2020 by dialing 877-481-4010 PIN# 58804 (international/local participants dial 919-882-2331 PIN# 58804).

About BK Technologies

BK Technologies Corporation is an American holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve our public safety heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned BKR Series; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations and any impact from a prolonged shutdown of the U.S. Government; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contacts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019 (Unaudited)	2018 (Unaudited)	2019	2018
Sales, net	$7,357	$10,676	$40,100	$49,380
Expenses
Cost of products	4,950	6,884	24,449	29,403
Selling, general and administrative	4,789	4,323	20,036	17,552
Total expenses	9,739	11,207	44,485	46,955
Operating (loss) income	(2,382)	(531)	(4,385)	2,425
Other income (expense):
Interest income	16	39	150	102
Gain (loss) on investment in securities	530	(1,279)	716	(2,671)
Other expense	(6)	(54)	(104)	(328)

Loss before income taxes	(1,842)	(1,825)	(3,623)	(472)
Income tax benefit	533	477	987	277
Net loss	$(1,309)	$(1,348)	$(2,636)	$(195)
Net loss per share-basic	$(0.10)	$(0.10)	$(0.21)	$(0.01)
Net loss per share-diluted	$(0.10)	$(0.10)	$(0.21)	$(0.01)
Weighted average shares outstanding-basic	12,645	13,243	12,705	13,464
Weighted average shares outstanding-diluted	12,645	13,243	12,705	13,464

BK TECHNOLOGIES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2019	2018
ASSETS

Current assets:
Cash and cash equivalents	$4,676	$11,268
Trade accounts receivable, net	3,964	5,721
Inventories, net	13,513	11,466
Prepaid expenses and other current assets	1,733	2,401
Total current assets	23,886	30,856

Property, plant and equipment, net	3,964	2,729
Right-of-use (ROU) asset	2,885	—
Investment in securities	2,635	1,919
Deferred tax assets, net	4,373	3,495
Other assets	197	192
Total assets	$37,940	$39,191

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,310	$5,595
Accrued compensation and related taxes	1,271	2,014
Accrued warranty expense	1,248	1,546
Accrued other expenses and other current liabilities	479	292
Dividends payable	252	256
Short-term lease liability	369	—
Note payable-current portion	78	—
Deferred revenue	369	180
Total current liabilities	9,376	9,883

Note payable, net of current portion	328	—
Long-term lease liability	2,606	—
Deferred revenue	2,354	1,596
Total liabilities	14,664	11,479
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,929,381 and 13,882,937 issued and 12,596,923 and 12,817,829 outstanding shares at December 31, 2019 and 2018, respectively	8,357	8,330
Additional paid-in capital	26,095	25,867
Accumulated deficit	(6,043)	(2,393)
Treasury stock, at cost, 1,332,458 and 1,065,108 shares at December 31, 2019 and 2018, respectively	(5,133)	(4,092)
Total stockholders’ equity	23,276	27,712
Total liabilities and stockholders’ equity	$37,940	$39,191

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